CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JUL-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JUL-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2003A                     FOR THE PERIOD ENDED:  25-JUN-03
                                              LOCK-OUT DATE:         FEB-08

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I AV         CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   813,567.06      1,671,601.17        144,196.70      102,001.75

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    184,570.51        419,399.57
    (B) PARTIAL PREPAYMENTS RECEIVED                                71,063.36        161,477.28
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             456,536.21      1,037,387.23
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      712,170.08      1,618,264.08              0.00            0.00

(C) INTEREST DISTRIBUTION                                          101,396.98         53,337.09        144,196.70      102,001.75
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        101,396.98         53,337.09        144,196.70      102,001.75

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         67,199,768.60     44,530,034.19     49,723,000.00   26,043,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   712,170.08      1,618,264.08              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             66,487,598.52     42,911,770.11     49,723,000.00   26,043,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          292,486.80     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I AV            0.94982284
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1V          0.84317627
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           292,486.80     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   167,680.35        106,313.33         81,223.80       86,986.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          167,680.35        106,313.33         81,223.80       86,986.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        167,680.35        106,313.33         81,223.80       86,986.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            70,000,000.00           1.9400%        1.2900%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                            50,893,000.00           1.5400%        0.6500%   Spread AV
    REIMBURSEABLE FEES                                           49,723,000.00           3.4800%        0.2500%   Spread A-1V
                                                                 26,043,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         32,402,000.00           6.2100%
                                                                 15,947,000.00           8.0000%
                                                                 13,048,000.00           7.4700%
                                                                 13,048,000.00           8.0000%
                                                                 18,846,522.00           8.0000%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   125,643.48

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          125,643.48
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        125,643.48

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         18,846,522.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             18,846,522.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JUL-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JUL-03
SENIOR/SUBORDINATED PASS-THROUGH              FOR THE PERIOD ENDED:  25-JUN-03
CERTIFICATES SERIES 2003A                     LOCK-OUT DATE:         FEB-08



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               122      4,291,951       31-59 Days Delinquent       61        2,092,167
    60-89 Days Delinquent                                32      1,121,308       60-89 Days Delinquent       25          901,991
    90+ Days Delinquent                                  39      1,479,297       90+ Days Delinquent         35        1,344,892

    3-Month Avg Thirty-Day Delinquency Ratio          2.27%                      3-Month Avg Thirty-Day Delinquency Ratio  1.35%
    3-Month Avg Sixty-Day Delinquency Ratio           0.71%                      3-Month Avg Sixty-Day Delinquency Ratio   0.57%

(G) Section 3.05 Repurchases                                          0.00       Current Realized Loss Ratio               0.00%
                                                                                 Cumulative Realized Loss Ratio            0.00%
(I) Class R Distribution Amount                               1,071,950.24
    Repossession Profits                                              0.00

(J) Principal Balance of Contracts in Repossession              884,221.82

(K) Aggregate Net Liquidation Losses                                  0.00

(L) (x) Class B-2 Formula Distribution Amount                   125,643.48
    (y) Remaining Amount Available                            1,197,593.72
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed**                                  16     684,085.05

(Q) Principal Prepayments Paid                                1,726,464.08

(R) Scheduled Principal Payments                                603,970.08

(S) Weighted Average Interest Rate                                   9.89%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                4,025,520.39
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            936,921.69
     Certificate Account Balance At Monthly Cutoff-Yield Maintenance Account         0.00
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,872.16
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         493.88
(iii)Section 5.05 Certificate Fund Income-Yield Maintenance Account                  0.00
(V) Principal Due Holders                                                            0.00
Less:
(i)  Due to the Servicer Senior Monthly Servicing Fee                          233,989.44
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Vanderbilt                               249,662.60
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Subservicer-21st                          52,494.17
(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                  58,497.36
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             292,486.80

Available Distribution Amount-Vanderbilt                                     3,486,243.15
Available Distribution Amount-Subservicer-21st                                 884,921.40
Available Distribution-Yield Maintenance Account                                     0.00
To Class A And B                                                             3,299,214.31

Monthly Excess Cashflow                                                      1,071,950.24

Weighted Average Remaining Term (Months)                                           223.00

  Scheduled Balance Computation

  Prior Month Balance                                                      280,787,324.80


  Current Balance                                     278,501,457.08
     Adv Principal                                         75,591.03
     Del Principal                                        120,157.47
  Pool Scheduled Balance                                                   278,456,890.64


  Principal Payments In Full                            1,493,923.44
  Partial Prepayments                                     232,540.64

  Scheduled Principal                                     603,970.08

  Collateral Balance                                                       278,501,457.08




                              Loss Amount
                     -FOR INFORMATIONAL PURPOSES ONLY-
Current Month Loss Amount*                               $246,807.43
Cumulative Loss Amount*                                  $367,286.65

Current Loss Ratio*                                            0.50%
Cumulative Loss Ratio*                                         0.13%

Liquidated Contracts Principal Balance*                  $512,940.60

Note
*Excludes accrued interest
**Includes 21st Mortgage

Prepayment Rate

Current Month Prepayment Rate                                  7.38%
Current Month Model Prepayment Rate                             184%

3-Month Prepayment Rate                                        6.76%
3-Month Model Prepayment Rate                                   173%

Cumulative Prepayment Rate                                     7.19%
Cumulative Model Prepayment Rate                                183%
